EXHIBIT 10.1

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this "Agreement") is entered into effective as of July 7, 2011, by and between Felipe A. Pati (the "Shareholder"), and Circle Star Energy Corp., a Nevada corporation (the "Company”).

Recitals

WHEREAS, the Shareholder is the former sole director and officer of the Company and currently owns twenty-eight million five hundred and fifty thousand (28,550,000) shares of common stock of the Company (the “Common Shares”);

WHEREAS, the Shareholder has resigned as director and officer of the Company and the Company has revised its business strategy and appointed new directors and officers;

WHEREAS, the Company and the Shareholder have determined that it is in the best interest of the Company and its shareholders, including the Shareholder, that the Company adjust is outstanding capital to facilitate the Company’s ability to raise capital and implement its business strategy, by accepting a capital contribution of common shares from the Shareholder; and

WHEREAS, the Shareholder desires to contribute to the Company nineteen million five hundred and fifty thousand (19,550,000) Common Shares as a capital contribution to the Company.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Contribution.  The Shareholder hereby agrees to contribute nineteen million five hundred and fifty thousand (19,550,000) Common Shares to the Company and the Company hereby agrees to accept such contribution (the “Contributed Shares”) as an additional capital contribution and adjust the Shareholder’s paid in capital account accordingly. The Company and the Shareholder agree that the Contributed Shares shall be cancelled and designated as unissued common stock.

2.
Delivery.  The Shareholder shall deliver share certificate No. 47 representing 27,200,000 shares of common stock of the Company to the Company and tender of the Contributed Shares. The Company shall cause its transfer agent to reissue a new share certificate representing 7,650,000 shares of common stock to the Shareholder.

3.
Governing Law.  This Agreement shall be construed and enforced in accordance with the federal laws of the United States and the internal laws of the State of Texas, without regard to the conflicts of law rules of such state.

4.
Construction.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

5.
Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

6.
Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

7.
Heirs, Successors and Assigns.  Each of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

8.	Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

9.
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement via facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first written above.

THE COMPANY: CIRCLE STAR ENERGY CORP.

_________________________________
Name: David Brow
Title: President

THE SHAREHOLDER:

_________________________________
Felipe A. Pati